Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13G (including amendments thereto) with respect to the common stock, $0.0001 par value per share, of Summit Wireless Technologies, Inc., and further agree that this Joint Filing Agreement be included as Exhibit 1 to such Schedule 13G. In evidence thereof, the undersigned hereby execute this agreement this 14th day of February, 2019.

MEDALIST PARTNERS LP

By:	/s/ Gurdev Dillon
Name: Gurdev Dillon
Title: Chief Financial Officer

MEDALIST PARTNERS HARVEST MASTER FUND, LTD.

By: Medalist Partners LP, its Investment Manager

By:	/s/ Gurdev Dillon
Name: Gurdev Dillon
Title: Chief Financial Officer

MEDALIST PARTNERS OPPORTUNITY MASTER FUND A, L.P.

By: Medalist Partners LP, its Investment Manager

By:	/s/ Gurdev Dillon
Name: Gurdev Dillon
Title: Chief Financial Officer